POWER OF ATTORNEY

KNOW BY ALL THESE PRESENTS, that the undersigned, Gregory Boucharlat, hereby constitutes and appoints David E Phillips, Daniel T Young and Jennifer L Strazzella, and each of them, his true and lawful attorneys-in-fact to: (1) execute for and on behalf of the undersigned Securities and Exchange Commission Forms 3, 4 and 5 for filing from time to time with the Securities and Exchange Commission pursuant to and in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules and regulations promulgated from time to time thereunder; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the timely filing of any and all Forms 3, 4 and 5 which are required to be filed, or which would be appropriately filed, by the undersigned with the Securities and Exchange Commission, The Nasdaq Stock Market LLC and any other authority in order to comply with Section 16 of the Act; and (3) take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact and agents, or any of them, may be of benefit to, in the best interest of, or legally required by, the undersigned; it being understood that each document executed by any such attorney-in-fact and agent on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact and agent may, in the exercise of his or her sole discretion, approve.

The undersigned hereby constitutes and appoints Daniel T Young, Rachael E Mauk, Natalie Lindsay-Smith and Chanda Porter, and each of them, his true and lawful attorneys-in-fact to: (1) execute for and on behalf of the undersigned Securities and Exchange Commission Form ID for filing with the Securities and Exchange Commission, including any amendments thereto, and any other documents necessary or appropriate to enroll in EDGAR Next and/or obtain codes and passwords or passphrases, enabling the undersigned to make electronic filings; (2) to act as an account administrator for the undersigned’s EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users and delegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, including the modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) acting as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; (3) cause The Goodyear Tire & Rubber Company (the “Company”) to accept a delegation of authority from the undersigned’s EDGAR account administrators and authorize the Company’s EDGAR account administrators pursuant to that delegation to appoint, remove or replace users for the undersigned’s EDGAR account; (4) to contact other individuals as are necessary or appropriate to coordinate the undersigned’s enrollment in EDGAR Next and any and all other administrative matters regarding EDGAR Next; and (5) take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact and agents, or any of them, may be of benefit to, in the best interest of, or legally required by, the undersigned; it being understood that each document executed by any such attorney-in-fact and agent on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact and agent may, in the exercise of his or her sole discretion, approve.

The undersigned hereby grants to each such attorney-in-fact and agent full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done, in the exercise of any of the rights and powers herein granted; and the undersigned hereby ratifies and confirms all that such attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact and agents, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with, or any other liability under, Section 16 of the Act.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on this 30th day of April, 2025.

/s/ Gregory Boucharlat Gregory Boucharlat

STATE OF OHIO )

) ss.:

COUNTY OF SUMMIT )

On the 30th day of April, in the year 2025, before me, the undersigned, a Notary Public in and for said state, personally appeared Gregory Boucharlat, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person executed the instrument.

/s/ Stacey L. Like

Notary Public

My commission expires: March 13, 2029